EXHIBIT 5.14

[Letterhead of Debevoise & Plimpton LLP]

December 19, 2012

Reynolds Group Holdings Limited

Level Nine

148 Quay Street

Auckland 1140 New Zealand

Reynolds Group Issuer Inc.

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer LLC

c/o National Registered Agents, Inc.

160 Greentree Drive, Suite 101,

Dover, Delaware 19904

Reynolds Group Issuer (Luxembourg) S.A.

6C Rue Gabriel Lippmann,

L-5365 Munsbach, Grand Duchy of Luxembourg

and the companies listed in Schedule A attached hereto (the “German Companies”)

German Capacity Opinion

Dear Sirs,

We have acted as special German counsel to Reynolds Group Holdings Limited, Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. (the “Issuers”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed by the Issuers with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Terms defined in the Supplemental Indenture (as defined below) mean the same in this opinion unless otherwise defined in this opinion.

I.	Documents

For the purpose of rendering this opinion, we have reviewed and relied upon the following documents:

1.	First Senior Secured Notes Supplemental Indenture of November 7, 2012, among the Issuers, Beverage Packaging Holdings (Luxembourg) I S.A., the German Companies, certain additional note guarantors listed thereto, The Bank of New York Mellon, as trustee, principal paying agent, transfer agent and registrar, and Wilmington Trust (London) Limited as additional collateral agent, to the senior secured notes indenture dated as of September 28, 2012, as amended or supplemented (the “Indenture”), in respect of the issuance of an aggregate principal amount of US $3,250,000,000 of 5.750% senior secured notes due 2020 (the “Supplemental Indenture”);

2.	electronic commercial register extracts dated as set forth in Schedule B hereto with respect to the German Companies;

3.	copies of the shareholders’ lists for each of the German Companies in the form of a GmbH, dated and certified as set forth in Schedule B hereto;

4.	copies of the articles of association of each of the German Companies, dated and certified as set forth the in Schedule B hereto;

5.	copies of shareholders resolutions (and where applicable supervisory board resolutions) of each of the German Companies relating to the Supplemental Indenture, dated as set forth in Schedule B hereto; and

6.	copies of powers of attorneys of each of the German Companies relating to the Supplemental Indenture, dated as set forth in Schedule B hereto;

(the documents listed under 1 through 6 above collectively being referred to as the “Documents”).

II.	Assumptions

In rendering our opinions herein, we have assumed, without any investigation, the following:

1.	if applicable, the genuineness and the authenticity of all signatures on the Documents and the conformity of signatory pages to the Documents to which they belong;

2.	the correctness of all factual statements, representations and assumptions made in the Documents (other than those with respect of which we express a specific opinion under III below);

3.	the authenticity and completeness of all Documents submitted to us as originals, and the conformity to original authentic Documents of all Documents submitted to us as notarial, certified, photostatic or telecopied copies thereof and the authenticity and completeness of the originals of such Documents;

4.	that the extracts from the commercial register referred to under I.2 above were accurate and complete as of the date of the Supplemental Indenture, that no changes to the facts related therein have occurred as of the date of the Supplemental Indenture and that no fact existed as of the date of the Supplemental Indenture which had to be registered or filedwith the commercial register that was not reflected in the respective extracts;

5.	that the copies of the shareholders’ lists referred to under I.3 above were accurate and complete as at the date of the Supplemental Indenture and that no changes to the facts related therein have occurred as of the date of the Supplemental Indenture;

6.	that the copies of the articles of association referred to under I.4 above were the up-to-date articles of association as at the date of the Supplemental Indenture, in full force and effect, and that they have not been subject to any amendment, supplement or change as at the date of the Supplemental Indenture;

7.	that the shareholder resolutions (and where applicable supervisory board resolutions) referred to under I.5 above have not been modified, rescinded or amended and were in full force and effect at the date of the Supplemental Indenture;

8.	that the powers of attorney referred to under I.6 above have not been revoked, withdrawn, contested or otherwise been changed or limited as of the date of the Supplemental Indenture;

9.	that until the date of the Supplemental Indenture with respect to the German Companies no resolutions have been passed relating to any voluntary winding up or to appoint a liquidator and that no petition has been presented to or order made by any competent court or authority for the winding up of any of these companies or to appoint a liquidator that have not been reflected in the commercial register excerpts referred to under I.2 above;

10.	that until the date of the Supplemental Indenture no application relating to the commencement of an insolvency proceeding over the assets of the German Companies has been filed or threatened and that no insolvency proceedings, including any preliminary insolvency proceedings, have been commenced that have not been reflected in the commercial register excerpts referred to under I.2 above and that, in addition, with regard to the aforementioned companies no facts or circumstances exist which would justify the commencement of any such proceedings;

11.	the due execution and delivery of the shareholder resolutions and powers of attorney referred to under I.5 and I.6 above by each of the parties thereto (other than the German Companies) and, in each case, in the form of the copies examined by us;

12.	due compliance with all matters (including, without limitation, the obtaining of necessary authorizations, consents and approvals and the making of necessary filings and registrations) required in connection with the Supplemental Indenture in jurisdictions other than Germany and that such compliance remains in full force and effect and will continue to be effective where required for the due execution under any law (other than German law) of the Supplemental Indenture and that the performance of each of the obligations under the Supplemental Indenture is not illegal or contrary to public policy or law in any place outside Germany in which that obligation is to be performed;

13.	that all signatories to the Documents are legally competent (geschäftsfähig);

14.	that there has been no collusive conduct (kollusives Zusammenwirken) to the detriment of parties to the Documents and no misuse of powers of representation (Missbrauch der Vertretungsmacht); and

15.	that there are no factual circumstances that are beyond the face of the Documents which could justify contestation (Anfechtung), revocation (Widerruf) or rescission (Rücktritt) or other withdrawal (anderweitige Rücknahme) of the powers of attorney referred to under I.6 or of the declarations in the other Documents.

As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above mentioned Documents and the accuracy, as of the date hereof, of the matters therein contained.

III.	Opinions

Based upon and subject to the foregoing and subject to the qualifications set out below, we are of the opinion that at the date of the execution of the Supplemental Indenture:

1.	each German Company was incorporated in the legal form as set forth in Schedule A hereto and validly existing under the laws of Germany;

2.	each German Company had the corporate power and authority to execute the Supplemental Indenture and to perform its obligations under the Supplemental Indenture; and

3.	the Supplemental Indenture was duly authorized and executed by each German Company party to it.

IV.	Qualifications

The opinions expressed herein are subject to the following qualifications:

Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws, German law principles of Treu und Glauben and other similar laws and judicial decisions relating to or affecting creditors’ rights or remedies generally, including, without limitation, the German Act on Avoiding Transactions (Anfechtungsgesetz), the German Insolvency Code (Insolvenzordnung) and the EC Regulation No. 1346/2000 of May 29, 2000 on insolvency proceedings.

This opinion letter and the legal opinions set out therein are limited to the laws of the Federal Republic of Germany that are generally applicable to transactions of this type and as currently in force and applied by the courts of the Federal Republic of Germany and are given on the basis that this opinion letter will be governed by and construed in accordance with the laws of the Federal Republic of Germany and, therefore, we express no opinion with respect to the law of any jurisdiction other than that of the Federal Republic of Germany. We express no opinion as to tax laws. Further, it is an opinion on German law expressed in the English language, and although every effort has been made to ensure accuracy of this opinion letter, there may be irreconcilable differences between the German and English language making it impossible to warrant an entirely accurate interpretation. Also, there are legal concepts which exist in one jurisdiction and language and not in another, and in such cases it may be difficult to provide a completely satisfactory translation or interpretation because equivalent terms do not exist. We accept no responsibility for inaccuracies to the extent they are attributable to these factors. Where a German term has been inserted in italics it alone (and not the English term to which it relates) shall be authoritative for the purpose of interpreting the English term.

Our role in rendering this opinion has been confined to reviewing the Supplemental Indenture from the point of view of German law to the extent necessary for the purpose of rendering this opinion. Accordingly, except for those matters of German law which are specifically addressed in this opinion, we express no opinion or view on the subject matters of the Supplemental Indenture, any other documentation relating thereto, or any other legal issue including (without limitation) whether the Supplemental Indenture is effective for any commercial, accounting, tax or legal objectives or purposes of the parties thereto.

This opinion letter speaks only as of the date of the Supplemental Indenture and is based on our understandings and assumptions as to the facts and the application of German law as those understandings and assumptions existed on the date of the Supplemental Indenture. We assume no responsibility to advise you of, or to update or supplement the opinions set out in this letter to reflect, any facts or circumstances which may come to our attention or any changes in laws which may occur, after the date of this letter.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Validity of the Securities” in the Prospectus. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion letter is rendered on the express conditions that (a) it, including all rights and obligations or liabilities in relation thereto, is governed by German substantive law and (b) the courts of Frankfurt am Main, Germany shall have exclusive jurisdiction for any such claims.

Very truly yours

/s/ Debevoise & Plimpton LLP

SCHEDULE A

LIST OF GERMAN COMPANIES

1.	Closure Systems International Deutschland GmbH

2.	Closure Systems International Holdings (Germany) GmbH

3.	Omni-Pac Ekco GmbH Verpackungsmittel

4.	Omni-Pac GmbH Verpackungsmittel

5.	Pactiv Deutschland Holdinggesellschaft mbH

6.	SIG Beteiligungs GmbH

7.	SIG Beverages Germany GmbH

8.	SIG Combibloc GmbH

9.	SIG Combibloc Holding GmbH

10.	SIG Combibloc Systems GmbH

11.	SIG Combibloc Zerspanungstechnik GmbH

12.	SIG Euro Holding AG & Co. KGaA

13.	SIG Information Technology GmbH

14.	SIG International Services GmbH

A-1

SCHEDULE B

CORPORATE DOCUMENTS

1.	Closure Systems International Deutschland GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 18, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 18, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

2.	Closure Systems International Holdings (Germany) GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 18, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 18, 2012.

•	A copy of the shareholder resolution dated October 25, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

3.	Omni-Pac Ekco GmbH Verpackungsmittel

•	An electronic commercial register extract (Handelsregister) dated as of November 6, 2012.

•	A certified copy of the shareholder list dated as of October 17, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated as of October 30, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated as of October 30, 2012 relating to the Transaction Documents.

4.	Omni-Pac GmbH Verpackungsmittel

•	An electronic commercial register extract (Handelsregister) dated as of November 6, 2012.

•	A certified copy of the shareholder list dated as of October 18, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated as of October 18, 2012.

•	A copy of the shareholder resolution dated as of October 30, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated as of October 30, 2012 relating to the Transaction Documents.

5.	Pactiv Deutschland Holdinggesellschaft mbH

•	An electronic commercial register extract (Handelsregister) dated as of November 6, 2012.

•	A certified copy of the shareholder list dated as of October 17, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated as of November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated as of October 30, 2012 relating to the Transaction Documents.

6.	SIG Beteiligungs GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 23, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 23, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

7.	SIG Beverages Germany GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 23, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 23, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

8.	SIG Combibloc GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 17, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

9.	SIG Combibloc Holding GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 17, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

10.	SIG Combibloc Systems GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 17, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

11.	SIG Combibloc Zerspanungstechnik GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 31, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 31, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

12.	SIG Euro Holding AG & Co. KGaA

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 17, 2012.

•	A copy of the shareholder resolution dated October 29, 2012 relating to the Transaction Documents.

•	A copy of the supervisory board resolution dated October 5, 2012 relating to certain of the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

13.	SIG Information Technology GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 17, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.

14.	SIG International Services GmbH

•	An electronic commercial register extract (Handelsregister) dated November 6, 2012.

•	A certified copy of the articles of association (Gesellschaftervertrag) dated October 17, 2012.

•	A certified copy of the shareholder list (Gesellschafterliste) dated as of October 17, 2012.

•	A copy of the shareholder resolution dated November 2, 2012 relating to the Transaction Documents.

•	A copy of the power of attorney dated November 2, 2012 relating to the Transaction Documents.